UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 15, 2006
(Date of Report)
ONYX SOFTWARE CORPORATION
(Exact name of registrant as specified in charter)

Washington	0-25361	91-1629814
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)
1100 – 112th Avenue N.E., Suite 100, Bellevue, WA 98004-4504
(Address of principal executive offices, including zip code)
(425) 451-8060
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Item 1.01. Entry into a Material Definitive Agreement.
          Restricted Stock Awards
          On March 15, 2006, the Compensation Committee of the Board of Directors of Onyx Software Corporation approved awards of restricted stock to the following executive officers (the “Restricted Stock Awards”):

Executive Officer	Number of shares of restricted stock
Janice P. Anderson	21,000
Bob Chamberlain	21,000
Jack Denault	21,000
Mary Reeder	21,000
          The Restricted Stock Awards were made pursuant to Onyx’s 1998 Stock Incentive Compensation Plan (the “1998 Plan”) and the terms of a Stock Award Agreement between each recipient of a Restricted Stock Award and Onyx, the form of which (the “Form of Award Agreement”) was approved by the Compensation Committee on March 15, 2006. Ms. Anderson’s shares (the “Anderson Award Shares”) were awarded pursuant to a Restricted Stock Award Agreement (the “Anderson Award Agreement”) that is consistent with the Form of Award Agreement except for certain change of control and acceleration provisions, the terms of which were incorporated from her preexisting employment agreement, as described below.
          Restricted Stock Award Agreement between Onyx and Janice P. Anderson
          Under the Anderson Award Agreement, Ms. Anderson will become incrementally vested as to 33% of the total number of the Anderson Award Shares (rounded to the nearest whole number) on the one-year anniversary of the Vesting Date (as defined therein) and 16.75% of the total number of the Anderson Award Shares (rounded to the nearest whole number) on each six-month anniversary of the Vesting Date thereafter, with the result that 100% of the Anderson Award Shares shall be vested three years from the Vesting Date. In addition, consistent with her existing employment agreement, the Anderson Award Agreement provides that upon a Qualifying Termination (as defined therein), or a terminating resulting from death or disability, any unvested Anderson Award Shares will, upon the effectiveness of a release executed by Ms. Anderson (or her representative, if applicable), automatically vest for that portion of the Anderson Award Shares that would have vested if Ms. Anderson had remained employed by Onyx through and including the first anniversary of the date of such termination.
          In addition, in the event of a Corporate Transaction (as defined therein), the Anderson Award Shares that at the time are unvested shall automatically accelerate so as to become 100% vested immediately prior to the specified effective date for the Corporate Transaction, unless and to the extent that the Anderson Award Shares are, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or replaced with a comparable award of shares of such successor entity.
          If Ms. Anderson is terminated as a result of a Qualifying Termination occurring within 24 months after a Change of Control (as defined therein) (or if such employment is deemed to have been terminated as a result of a Qualifying Termination occurring within 24 months after a Change of Control), upon the effectiveness of a release executed by Ms. Anderson, the Anderson Award Shares that are then unvested shall automatically fully vest.
          Form of Award Agreement
          Under the Form of Award Agreement, each recipient will become incrementally vested as to 33% of the total number of the share of restricted stock subject to such agreement (the “Award Shares”) (rounded to the nearest whole number) on the one-year anniversary of the Vesting Date (as defined therein) and 16.75% of the total number of the Award Shares (rounded to the nearest whole number) on each six-month anniversary of the Vesting Date thereafter, with the result that 100% of the Award Shares shall be vested three years from the Vesting Date; provided, however, that, the total number of then unvested Award Shares may become fully vested in accordance with Section 11.2 of the

1998 Plan in the event of a Corporate Transaction (as defined in the 1998 Plan).
          Third Amendment of Employment Agreement between Onyx and Janice P. Anderson
          On March 15, 2006, Onyx entered into a Third Amendment to Employment Agreement (the “Third Amendment”) with Janice P. Anderson, its chief executive officer and chairman. The Third Amendment modifies the employment agreement originally executed by Onyx and Ms. Anderson on June 7, 2004, as amended on January 19, 2005 and July 11, 2005. Under the Third Amendment (i) the nonqualified option grant to purchase 100,000 shares of Onyx common stock that Ms. Anderson is contractually entitled to receive on June 7, 2006 is reduced to a nonqualified option grant to purchase 79,000 shares of Onyx common stock and (ii) Ms. Anderson will receive the 21,000 share restricted stock award described above.
          A copy of the Form of Award Agreement, the Third Amendment and the Anderson Award Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits.

10.1	Form of Stock Award Agreement

10.2	Third Amendment to Employment Agreement, made and entered into as of March 15, 2006, by and between Onyx and Janice P. Anderson

10.3	Stock Award Agreement, dated March 15, 2006, between Onyx and Janice P. Anderson

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX SOFTWARE CORPORATION

Date: March 17, 2006	By:	/s/ Robert J. Chamberlain

	Name:	Robert J. Chamberlain
	Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Form of Stock Award Agreement
10.2	Third Amendment to Employment Agreement, made and entered into as of March 15, 2006, by and between Onyx and Janice P. Anderson
10.3	Stock Award Agreement, dated March 15, 2006, between Onyx and Janice P. Anderson